Exhibit 32.2
CERTIFICATION PURSUANT
TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2202

          The undersigned Chief Financial Officer, Vice President, Finance and Operations and Treasurer of Progenics Pharmaceuticals, Inc. (the “Company”) does hereby certify as follows:

          This annual report on Form 10-K of the Company for the period ended December 31, 2004 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert A. McKinney
Date: March 16, 2005	Robert A. McKinney
Chief Financial Officer, Vice President, Finance and Operations and Treasurer
(Principal Financial Officer)

       A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Progenics Pharmaceuticals, Inc. and will be retained by Progenics Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request